UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2009

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

        of incorporation)                                       File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.

Changes in Registrant’s Certifying Accountant.

(b)   New Independent Auditors:

On August 11, 2009, the Company engaged Larry O’Donnell, CPA, P.C. as its independent public accounting firm.  The independent accountant was engaged to audit the Company’s financial statements for the years ended December 31, 2008 and December 31, 2009.  During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Larry O’Donnell, CPA, P.C. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

Subsequently, on October 14, 2009 the U.S. Securities & Exchange Commission requested that the Company obtain a new audit of its financial statements for the year ended December 31, 2008 as a result of the May 2009 resignation of our prior independent accountant and based on the appearance that our prior independent accountant was not independent at the time its audit opinion was rendered on our financial statements for the year ended December 31, 2008.

Larry O’Donnell, CPA, P.C. is currently conducting its audit of our financial statements for the year ended December 31, 2008, and we will anticipate filing Amendment No. 2 to Form 10-K for the year ended December 31, 2008 to include the results of the new audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc. (Registrant)

Date: January 7, 2010

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.